Exhibit 23.1




KERKERING
BARBARIO & CO., P.A.
CERTIFIED PUBLIC ACCOUNTANTS





                                INDEPENDENT AUDITIORS' CONSENT

        We consent to the inclusion in the Registration Statement of Surgical Safety Products, Inc. on Form 10-SB to be filed with the Securities and Exchange Commission our report dated March 12, 1999 on the financial statements of Surgical Safety Products, Inc. for the years ended December 31, 1998 and 1997.


/s/  Kerkering Barbario & Co.
KERKERING, BARBERIO & CO., P.A.
Sarasota, Florida
October 11, 1999